EXHIBIT 21


Subsidiaries of Registrant


                                                            Year          Percentage
                                        Jurisdiction      Acquired        of Voting
       Name of Subsidiary             of Incorporation    or Formed    Securities Owned
--------------------------------      ----------------    ---------    ----------------


ASI Data Services, Inc.                    Maine            1993             100%

Northeast Bank, FSB                        Maine            1987             100%
 (and its 100% owned subsidiary,
 Northeast Financial Service
 Corporation)